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                                   EXHIBIT


                          AGREEMENT OF JOINT FILING

                  Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consents to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the ownership by each of the undersigned of shares of common stock of The Princeton Review, Inc. Each of the undersigned hereby further agrees that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.



Dated:      2/6/02                                   /s/ John S. Katzman
      ----------------------------            --------------------------------
                                                       John S. Katzman



                                              KATZMAN BUSINESS HOLDINGS, L.P.
                                              By:   KATZMAN MANAGEMENT, INC.,
                                                    its general partner

Dated:      2/6/02                                  By    /s/ John S. Katzman
      ----------------------------                      ----------------------
                                                        Name:  John S. Katzman
                                                        Title:  President



                                              KATZMAN MANAGEMENT, INC.


Dated:      2/6/02                            By       /s/ John S. Katzman
      ----------------------------                ----------------------------
                                                  Name:  John S. Katzman
                                                  Title:  President